Exhibit 99.1

ALBIREO STATEMENT ON THE COVID-19 CRISIS, AND IMPACT ON OUR BUSINESS

March 26, 2020

Our top priority is the safety of our employees. We also remain fully committed to the patients we serve and are grateful that our ongoing trials are fully enrolled and there are sufficient clinical trial supplies to conduct those trials.

As with others, the current crisis is disruptive to our business, and could eventually result in delays or other challenges to our programs that we have not yet experienced. Below is the current status across various parts of our business, which we will update as the need arises:

Employees and Remote Capabilities Engaged

Albireo instituted a work-from-home policy for all employees in Boston and Sweden. We eliminated business travel and advised employees to follow guidance from government authorities and healthcare organizations to help stop the spread of the virus. As we are a relatively small and nimble organization, a considerable amount of Albireo’s work – for instance, our engagements with outside consultants and experts across the business – was conducted remotely, even before the current crisis. We are fortunate, therefore, that our employees and external partners have a high degree of skill in using the various tools we provide to enable them to work together remotely, and we have dedicated additional resources to ensure our robust information technology systems and other offerings are effective in keeping our business moving forward. We continue to conduct frequent team and company meetings to measure our performance against objectives, and to help us achieve our goal that all our employees and partners remain healthy, fully engaged and focused.

Clinical Trials Remain on Track

Events like this create a special challenge for people with rare cholestatic liver diseases and their families. For instance, many patients with PFIC, biliary atresia and Alagille syndrome have received liver transplants and are on immunosuppressive therapy, which may put them at particular risk. This crisis is yet another reminder of why developing potential treatments for these and other conditions is so important. Although circumstances can change rapidly, as of now, our prior guidance regarding our current and planned clinical trials remains unchanged.

The PEDFIC Program for Odevixibat in PFIC

Our PEDFIC 1 trial is a Phase 3 program studying odevixibat and placebo in PFIC (Progressive Familial Intrahepatic Cholestasis) over 24 weeks. We are pleased to have completed enrollment in PEDFIC 1 (62 out of a planned 60 patients) in the first quarter, and we have already collected the data from more than two-thirds of the patients who have completed the randomized controlled period of the trial. We do not anticipate any clinical supply issues and we continue to assess pruritus, a key endpoint, remotely with a smartphone-like tool. In person follow-up visits for the remaining patients may be a challenge but we are working closely with our sites to mitigate issues and have begun to adopt remote monitoring practices. We continue to expect top-line data from PEDFIC 1 in mid-2020.

The BOLD Trial for Odevixibat in Biliary Atresia

The United States Food and Drug Administration cleared our investigational new drug application for the BOLD trial, a double-blind, placebo-controlled trial of odevixibat in biliary atresia designed to enroll approximately 200 patients at 70 sites. Most of our current efforts are focused on site activation and the majority of these tasks can be conducted remotely. We continue to expect to initiate the BOLD trial in the first half of this year, although there may be some impact on site activation and corresponding patient enrollment.

Odevixibat in Alagille syndrome

We are communicating with the regulatory authorities about the design of what we expect will be a pivotal trial of odevixibat in Alagille syndrome. Most of our current efforts are focused on planning, which can be accomplished remotely. We continue to expect to initiate that trial by the end of this year, although there may be some impact on site activation and corresponding patient enrollment.

Our Phase 2 Proof of Concept Trial of Elobixibat in NAFLD/NASH

We are pleased to have completed enrollment (47 out of a planned 46 patients) in the company’s Phase 2 multicenter, placebo-controlled clinical trial of elobixibat 5mg in non-alcoholic fatty liver disease (NAFLD)/nonalcoholic steatohepatitis (NASH). The study is designed to show efficacy trends in liver health and cardiovascular risk parameters, as well as gastrointestinal and other safety trends. We have not received notice of any disruptions or delays in our supply of elobixibat for the trial. The company continues to expect topline data mid-2020, although it is possible the present crisis could cause some data to be lost to follow-up. The company expects data from a second investigator-initiated study through our partner EA Pharma, which is being conducted in Japan with elobixibat 10mg and in combination with a bile acid sequestrant later this year or in early 2021, and that will add to the overall pool of data for elobixibat in NAFLD/NASH.

Financials

The company had cash and cash equivalents of approximately $132M as of December 31, 2019. Following an equity financing in early February in which the company received approximately $43M, the company disclosed that it has sufficient cash to meet its operating needs until the second half of 2021. The company is examining its forecasts in light of the current crisis, including potential increased costs in some areas of the business, with offsetting savings in other areas. While continuing to execute on its plans, the company will remain thoughtful about its use of cash and other resources, and is not changing its previously issued guidance.

We are Actively Monitoring the Situation

As with many other companies, the challenges presented by the COVID-19 pandemic are unprecedented and could impact our business, including as a result of disruptions to third parties we contract with for manufacturing, supply and conduct of our clinical trials. We are actively monitoring conditions across our business, including having daily interactions with outside vendors and reviewing all updates we receive.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: the plans for, or progress, scope, cost, initiation, duration, enrollment,  results or timing for availability of results of, development of odevixibat, elobixibat or any other Albireo product candidate or program, including regarding the Phase 3 clinical program for odevixibat in patients with PFIC; the planned pivotal trial for odevixibat in biliary atresia, the Phase 2 clinical trial for elobixibat in NAFLD/NASH, the target indication(s) for development, the size, design, population, location, conduct, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or reporting of results from any clinical trial, including the double-blind Phase 3 PFIC trial for odevixibat, and the long-term open-label extension study, the planned pivotal trials for odevixibat in biliary atresia and Alagille syndrome, or the Phase 2 trial for elobixibat in NAFLD/NASH; the potential approval and commercialization of odevixibat; discussions with the FDA regarding our programs; the potential benefits or competitive position of odevixibat, elobixibat, or any other Albireo product candidate or program or the commercial opportunity in any target indication; the potential benefits of an orphan drug designation; the pricing of odevixibat if approved; the period for which Albireo’s cash resources will be sufficient to fund its operating requirements (runway); or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” and similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of odevixibat to date, including findings in indications other than PFIC, will be predictive of results from the trials comprising the Phase 3 PFIC program or any other clinical trials of odevixibat; whether either or both of the FDA and EMA will determine that the primary endpoint for their respective evaluations and treatment duration of the double-blind Phase 3 trial in patients with PFIC are sufficient, even if the primary endpoint is met with statistical significance, to support approval of odevixibat in the United States or the European Union, to treat PFIC, a symptom of PFIC, a specific PFIC subtype(s) or otherwise; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of odevixibat, including the trials comprising the Phase 3 PFIC program, or the planned pivotal programs in biliary atresia and Alagille syndrome, and the outcomes of such trials; Albireo’s completion of discussions with the FDA regarding the planned pivotal trial for odevixibat in Alagille syndrome; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or European Union; delays or other challenges in the recruitment of patients for, or the conduct of, the double-blind Phase 3 trial or other pivotal trials; and Albireo’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this document represents Albireo’s views only as of the date of this document and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement, except as required by applicable law.